UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 11, 2013

Coupon Express, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-20317	33-0912085
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

303 Fifth Avenue Room 206
New York, New York		10016
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		(914) 371-2441

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On October 11, 2013, Coupon Express, Inc. (the “Company”) received a termination notice dated October 9, 2013 (the “Termination Notice”) from C&S Wholesale Grocers, Inc. (“C&S”), terminating the Agreement dated June 2013 (the “C&S Agreement”) between C&S and the Company, effective 60 days from the date of the Termination Notice. Pursuant to the C&S Agreement, C&S had agreed to place Coupon Express kiosks at C&S owned stores, use commercially reasonable efforts to cause C&S retail chain customers to place kiosks at their retail locations, and sell ads for kiosks. C&S is the largest wholesale grocery supply company in the United States and the lead supply chain company in the food industry, and also owns and operates supermarkets. All of the Company’s kiosks had been placed pursuant to the C&S Agreement.

Pursuant to the C&S Agreement, each C&S customer which deployed kiosks at its locations had the right to be paid 15% of the advertising revenues received by the Company or C&S, on behalf of the Company, from kiosks located at that customer’s locations, and C&S was entitled to receive 15% of the advertising revenues received by the Company from kiosks located at C&S owned stores and from ads sold by the Company to any C&S contact.

C&S delivered the Termination Notice after all of the Company’s employees resigned (see Item 8.01 of this Current Report), leaving the Company with no personnel with which to interact with C&S. C&S had also expressed a concern that as a result of employee departures, the technology running the kiosks was not being managed, that as a consequence the kiosks would cease functioning and that the retail customers would at that point contact C&S and request that the kiosks be removed.

There are no early termination penalties incurred by the Company in connection with the termination of the C&S Agreement. There is no material relationship between the Company or its affiliates and C&S other than in respect of the C&S Agreement.

Item 8.01 Other Events

At a telephonic meeting of the Board of Directors (the “Board”) of Coupon Express, Inc. (the “Company”) held on October 23, 2013, the Board unanimously determined to discontinue all operations of the Company, effective immediately.

The Company has consistently disclosed in its filings with the Securities and Exchange Commission (the “Commission”) that the Company faces serious financial and business challenges. In its most recent Annual Report on Form 10-K for the fiscal year ended October 31, 2012 filed with the Commission on February 13, 2013 (the “2012 10-K”), the Company provided a detailed summary of the unique and general risks and uncertainties faced by the Company that had the potential to affect its business, financial condition, results of operations, cash flows, strategies or prospects in a material and adverse manner (despite the fact that, as a smaller reporting company, it is not required to provide risk factor disclosure under the disclosure rules of the Commission). The first of such risks detailed in the 2012 10-K was that the Company’s independent auditors had issued a going concern opinion, namely that significant recurring net losses raised substantial doubt about the Company’s ability to continue as a going concern, and that if the Company was unable to generate enough financing or cash from operations, the Company may have to liquidate its assets.

As disclosed in the 2012 10-K, the Company incurred a net loss to common shareholders from operations for the years ended October 31, 2012 and 2011 of $3,838,773 and $2,123,500, respectively, a year-over-year increase of $1,715,273, or 81%. For the six months ended April 30, 2013, the Company reported in its Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2013 a net loss applicable to common stock of $788,814. The Company has consistently stated in its filings with the Commission that if it does not generate sufficient funds from revenues or financing, it may be unable to implement its business plan and pay its obligations as they became due, which would have a material adverse effect on its business prospects.

The precipitous resignation in September 2013 of the Company’s Chief Executive Officer, Glenn J. Gardone, greatly exacerbated the Company’s financial and operational difficulties and triggered a downward spiral of the Company’s condition. In the immediate aftermath of Mr. Gardone’s resignation, key employees and one director resigned, followed within a few weeks by the resignation of the Company’s remaining employees. Moreover, Mr. Gardone’s resignation occurred at a time when the Company desperately needed and was seeking additional funding. Securing a capital raise, together with expanding kiosk penetration, was Mr. Gardone’s primary responsibility when he was appointed CEO in July 2013. Without a CEO, the Company’s efforts to secure funding failed.

Following Mr. Gardone’s resignation, the Board conducted a thorough analysis of its financial, operational and ultimately its strategic alternatives. Among the alternatives considered were the securing of additional equity or debt financing, a sale of some or all of its assets and a licensing of its technology. Members of the Board approached current shareholders and others about providing funding to the Company, none of whom expressed any willingness to fund the Company. The potential strategic buyers approached by the Company about acquiring the Company’s kiosks and technology also declined. Although the Company had received an offer from a kiosk manufacturer and lessor to acquire substantially all of the Company’s assets, the Board determined after discussions with such party that the purchase price offered would have been exceeded by the transaction and regulatory costs associated with such transaction, including the cost of preparation and filing of a proxy statement and the distribution of such statement to shareholders, and concluded that such transaction was not in the best interests of the Company, its creditors and shareholders. The Board attempted to negotiate a better offer from this party but the party declined to increase its offer.

As disclosed in this Current Report under Item 1.02, the Company received a termination notice dated October 9, 2013 (the “Termination Notice”) from C&S Wholesale Grocers, Inc. (“C&S”), terminating the Agreement dated June 2013 (the “C&S Agreement”) between C&S and the Company, pursuant to which C&S had agreed to place Coupon Express kiosks at C&S owned stores, use commercially reasonable efforts to cause C&S retail chain customers to place kiosks at their retail locations, and sell ads for kiosks. All of the Company’s kiosks had been placed pursuant to the C&S Agreement. The Board’s decision to abandon the kiosks was made after concluding that the cost of removing and storing the kiosks exceeded their realistic expected resale value.

The Company expects to secure a consulting agreement with an individual or entity to monitor the winding down of the Company’s operations.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the aforementioned telephonic meeting of the Board held on October 23, 2013, Charles P. Gardner, Joseph Heller and Alan Schor, the remaining directors on the Board, indicated their intention to resign from the Board and from any officer position after the filing of this Current Report and the approval of an arrangement with a consultant to manage the winding down of the Company’s operations.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

Document

__________

_________

99.1

C&S Wholesale Grocers, Inc. Termination Notice dated October 9, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUPON EXPRESS, INC.

Date: October 25, 2013

By:

/s/ Alan Schor

Alan Schor

Interim Chief Financial Officer